Exhibit 23.3

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of OvaScience, Inc. of our report dated May 4, 2018, relating to the financial statements of Millendo Therapeutics SAS (formerly named Alizé Pharma), appearing in the proxy statement/prospectus/information statement, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Lyon, September 26, 2018

Le Commissaire aux comptes
/s/ RSM Rhône-Alpes

Gaël Dhalluin
Partner